UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule §240.14a-12

Eagle Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On March 23, 2026, Eagle Bancorp, Inc. (the “Company”) provided the below written statement to media. On March 24, 2026, the Company issued a press release, a copy of which is attached hereto as Exhibit 1 and incorporated herein by reference.

“We maintain a regular dialogue with our shareholders, including Diligence Capital Management. We welcome their views and are always open to ideas that may support our success. We look forward to continuing our engagement with DCM and will provide more detail regarding our Board of Directors and governance in our proxy statement for our upcoming Annual Meeting.”

Important Additional Information and Where to Find It

The Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a WHITE proxy card with respect to its solicitation of proxies for the Company’s 2026 Annual Meeting of Shareholders (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”). The Definitive Proxy Statement will contain important information about the matters to be voted on at the Annual Meeting. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING. Shareholders will be able to obtain free copies of these documents, and other documents filed with the SEC by the Company, through the website maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain free copies of these documents from the Company by going to the Company’s Investor Relations page on its website at https://ir.eaglebankcorp.com/sec-filings/documents/default.aspx.

Participant Information

The Company, its directors and director nominees (Matthew D. Brockwell, Steven J. Freidkin, Theresa G. LaPlaca, A. Leslie Ludwig, Louis P. “Pete” Mathews Jr., Trevor Montano, Kristen J. Pederson, Susan G. Riel, James A. Soltesz, Benjamin M. Soto and Theodore A. Wilm), and certain of its executive officers and employees (Evelyn K. Lee, Eric R. Newell, Ryan A. Riel and Paul Saltzman), are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Annual Meeting. Information about the compensation of our named executive officers and our non‑employee directors is set forth in the sections titled “Executive Compensation Tables” and “Director Compensation” in the Company’s preliminary proxy statement on Schedule 14A for the Annual Meeting, filed on March 24, 2026 (the “Preliminary Proxy Statement”), commencing on pages 50 and 27, respectively, and is available here. Information regarding the participants’ holdings of the Company’s securities can be found in the sections titled “Voting Securities and Principal Shareholders” in the Preliminary Proxy Statement commencing on page 10, and is available here. Updated information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section titled “Voting Securities and Principal Shareholders” of the Definitive Proxy Statement and other materials to be filed with the SEC in connection with the Annual Meeting.

Exhibit 1

Eagle Bancorp Nominates Trevor Montano to the Company’s Board of Directors

Experienced Investor, Significant Shareholder and Public Company Director to Bring Investor Perspective, Bank Transformation Experience and Financial Expertise to the Board

BETHESDA, Md., Mar. 24, 2026 (GLOBE NEWSWIRE) -- Eagle Bancorp, Inc. (“Eagle” or the “Company”) (NASDAQ: EGBN), the Bethesda-based holding company for EagleBank, one of the largest community banks in the Washington, D.C. area, today announced that the Company’s Board of Directors (the “Board”) has nominated Trevor Montano to stand for election to the Board at the Company’s 2026 Annual Meeting of Shareholders (the “Annual Meeting”), scheduled to be held on May 14, 2026.

Mr. Montano is an accomplished investor, public company director and one of the Company’s individual shareholders, with more than two decades of experience investing in and advising community banks and other financial institutions. Mr. Montano is the Founder and Managing Member of West Potomac Capital LLC, a private investment firm based in the Washington D.C. area focused on the financial services sector. Earlier in his career, Mr. Montano spent three years as the Chief Investment Officer at the U.S. Department of the Treasury, where he was responsible for managing approximately $5 billion of investments in financial institutions made by the U.S. Government. During his time at Treasury, Mr. Montano served as the Treasury representative on the Boards at numerous U.S. banks, where he engaged directly with management teams and directors on strategic initiatives, capital plans, and regulatory compliance efforts. Mr. Montano was also recently appointed to the George Mason University Board of Visitors by Virginia Governor Abigail Spanberger.

“We are pleased to nominate Trevor to the Board and look forward to working with him,” said James A. Soltesz, P.E., independent Chair of the Board. “Trevor’s experience as a public company director and advisor to financial institutions enables him to provide valuable insights and support our ongoing efforts to optimize and diversify our loan portfolio, strengthen our deposit base, invest in innovation and capitalize on our market position.”

“Additionally, as a portfolio manager and significant shareholder of Eagle, Trevor has a keen understanding of the priorities and perspectives of our institutional investors and a deep appreciation for how public companies can work constructively with their shareholders to drive long-term value,” continued Mr. Soltesz.

“We value the shareholder feedback that has informed the Board’s identification, evaluation and selection of candidates as part of our extensive refreshment process that began in 2025 and also led to the appointments of Kris Pederson and Ted Wilm last Fall,” said Louis P. (“Pete”) Mathews Jr., Vice Chair of the Board and Chair of its Governance and Nominating Committee. “The Board remains committed to maintaining a strong, balanced mix of skills and experience that enables it to effectively address Eagle’s risks and opportunities.”

“I appreciate the constructive engagement I have had with Eagle’s Board and management team, and I am excited to join the Board,” said Trevor Montano. “With its attractive footprint and deep customer relationships in a one-of-a-kind market, I believe Eagle is well positioned to be the community bank of choice in the Washington, D.C. area and deliver profitable long-term growth. I look forward to serving as a strong voice for shareholders while working collaboratively with the Board and management team to continue the important work that is underway to advance Eagle’s transformation and drive shareholder value.”

About Trevor Montano

Trevor Montano is the Founder and Managing Member of West Potomac Capital LLC (WPC), a private investment firm focused on the financial services sector. Prior to founding WPC, Mr. Montano spent 20 years in investment banking and portfolio management focused on financial services companies. As a strategic and financial advisor, he advised on M&A and capital raising transactions and worked closely with U.S. and foreign banks, CDFIs, specialty finance companies, broker-dealers, financial technology businesses and governments. As an accomplished corporate finance advisor, Mr. Montano has completed more than 30 strategic M&A and capital raising transactions worth over $35 billion in transaction value. And Mr. Montano has developed significant commercial real estate experience in the local market through community, municipal and developer engagement in Montgomery County, Arlington County and through George Mason University.

From 2014 to 2017, Mr. Montano also spent three years in public service as the Chief Investment Officer at the U.S. Department of the Treasury, where he was responsible for managing financial institution investments made by the U.S. Government under the Troubled Asset Relief Program. Mr. Montano managed a portfolio of approximately $5 billion and was responsible for the Treasury Department’s investments in, and management of, approximately 100 financial institutions. He also served on the Federal Financing Bank’s credit committee.

Mr. Montano is a Chartered Financial Analyst and a member of the Economic Club of Washington D.C., and the Council on Foreign Relations. He also serves on the George Mason University Board of Visitors and as a Director on the Board of Blue Ridge Bankshares, Inc. (NYSE American: BRBS). Mr. Montano received his MBA from Columbia Business School and is a graduate of the School of Business at George Mason University.

About Eagle Bancorp

The Company is the holding company for EagleBank, which commenced operations in 1998. The Bank is headquartered in Bethesda, Maryland, and operates through twelve banking offices and four lending offices located in Suburban Maryland, Washington, D.C. and Northern Virginia. The Company focuses on building relationships with businesses, professionals and individuals in its marketplace, and is committed to a culture of respect, opportunity, belonging, and inclusion in both its workplace and the communities in which it operates.

Important Additional Information and Where to Find It

The Company intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A (the “Definitive Proxy Statement”) and a WHITE proxy card with respect to its solicitation of proxies for the Annual Meeting. The Definitive Proxy Statement will contain important information about the matters to be voted on at the Annual Meeting. SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MATTERS TO BE VOTED ON AT THE ANNUAL MEETING. Shareholders will be able to obtain free copies of these documents, and other documents filed with the SEC by the Company, through the website maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain free copies of these documents from the Company by going to the Company’s Investor Relations page on its website at https://ir.eaglebankcorp.com/sec-filings/documents/default.aspx.

Participant Information

The Company, its directors and director nominees (Matthew D. Brockwell, Steven J. Freidkin, Theresa G. LaPlaca, A. Leslie Ludwig, Louis P. “Pete” Mathews Jr., Trevor Montano, Kristen J. Pederson, Susan G. Riel, James A. Soltesz, Benjamin M. Soto and Theodore A. Wilm), and certain of its executive officers and employees (Evelyn K. Lee, Eric R. Newell, Ryan A. Riel and Paul Saltzman), are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Annual Meeting. Information about the compensation of our named executive officers and our non‑employee directors is set forth in the sections titled “Executive Compensation Tables” and “Director Compensation” in the Company’s preliminary proxy statement on Schedule 14A for the Annual Meeting, filed on March 24, 2026 (the “Preliminary Proxy Statement”), commencing on pages 50 and 27, respectively, and is available here. Information regarding the participants’ holdings of the Company’s securities can be found in the sections titled “Voting Securities and Principal Shareholders” in the Preliminary Proxy Statement commencing on page 10, and is available here. Updated information regarding the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the section titled “Voting Securities and Principal Shareholders” of the Definitive Proxy Statement and other materials to be filed with the SEC in connection with the Annual Meeting.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Exchange Act, including statements of goals, intentions, and expectations as to future trends, plans, events, financial condition, asset quality or results of Company operations and policies and regarding general economic conditions. In some cases, forward‑looking statements can be identified by use of words such as “may,” “will,” “can,” “anticipates,” “believes,” “expects,” “plans,” “strategy,” “estimates,” “potential,” “continue,” “should,” “could,” “strive,” “feel” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market (including reductions in the size of the federal government workforce; changes in government spending; the economic effects of an extended government shutdown; the proposal, announcement or imposition of tariffs; volatility in interest rates and interest rate, monetary and fiscal policy; inflation levels; competitive factors; our ability to access cost-effective funding) and other conditions (such as the impact of bank failures, credit losses or adverse developments at other banks and related negative press about the banking industry in general on investor and depositor sentiment regarding the stability and liquidity of banks), which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. For details on factors that could affect these expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and in other periodic and current reports filed with the SEC, including the Company’s Quarterly Reports on Form 10-Q. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company’s past results are not necessarily indicative of future performance. All information is as of the date of this press release. Any forward-looking statements made by or on behalf of the Company speak only as to the date they are made. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

EAGLE BANCORP, INC.
CONTACT:
Eric R. Newell
240.497.1796